UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2012

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

Pursuant to the Loan and Security Agreement (the “Loan Agreement”) Avanir Pharmaceuticals, Inc. (the “Company”) entered into on May 7, 2012 with Oxford Finance LLC, as a lender and as collateral agent, and Silicon Valley Bank, as a lender, on June 4, 2012 the Company borrowed $30.0 million. The terms of payment of the $30.0 million, including the material terms under which such obligation may be accelerated or increased, as well as a description of the material terms of the Loan Agreement, are included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2012.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance